Exhibit 99.1

Anne Spitza	Ken Rizvi
Corporate Communications ON Semiconductor (602) 244-6398 anne.spitza@onsemi.com	Vice President and Treasurer ON Semiconductor (602) 244-3437 ken.rizvi@onsemi.com

ON Semiconductor Completes a Private Exchange for $100 Million of its 2.625 Percent Convertible Senior Subordinated Notes Due 2026

PHOENIX, Ariz. – Sept. 5, 2012 – ON Semiconductor Corporation (Nasdaq: ONNN) today announced that it has successfully completed a privately negotiated exchange of approximately $100 million aggregate principal amount of its 2.625 percent Convertible Senior Subordinated Notes due in 2026 with certain institutional holders.

“Through this privately negotiated exchange, ON Semiconductor has been able to reduce its 2013 total debt obligations by approximately 26 percent or $100 million,” said Keith Jackson, ON Semiconductor president and CEO. “In addition, this transaction provides the company with additional flexibility to return capital back to shareholders through programs such as the recently announced $300 million share repurchase program for our common stock.”

Terms of the Exchange

Pursuant to the terms of the privately negotiated exchange, approximately $100 million in aggregate principal amount of the existing notes were exchanged into an equal principal amount of the company’s 2.625 percent Convertible Senior Subordinated Notes due in 2026, Series B (“Series B”) along with cash consideration. The Series B notes form part of the same series with the company’s 2.625 percent Convertible Senior Subordinated Notes due in 2026, Series B issued in December 2011. The Series B notes have substantially the same terms as the exchanged notes, other than as summarized in the remainder of this paragraph. The holders of the Series B notes may require the company to repurchase the notes (without regard to the occurrence of certain specified events) on December 15, 2016, versus December 15, 2013, under the exchanged notes. The company has the right to redeem the Series B notes at its option beginning on December 20, 2016, versus December 20, 2013, under the exchanged notes. The first date upon which the Series B notes become convertible (without regard to the occurrence of certain specified events) is on June 15, 2016 versus June 15, 2013, under the exchanged notes. In addition under the Series B notes, the number of additional shares that may be issuable upon conversion in connection with specified fundamental changes has been revised based on the closing price of the company’s common stock of $8.04 per share on December 2, 2011 (the original trade date of the 2.625 percent Convertible Senior Subordinated Notes due in 2026, Series B issued in December 2011). With the closing of the exchange transaction, the principal amount of the company’s 2.625 percent Convertible Senior Subordinated Notes due in 2026, Series B outstanding is approximately $298 million.

m  o  r  e

ON Semiconductor Completes a Private Exchange for $100 Million of its 2.625 Percent Convertible Senior

Subordinated Notes Due 2026

2     2    2    2

About ON Semiconductor

ON Semiconductor (Nasdaq: ONNN) is a premier supplier of high performance, silicon solutions for energy efficient electronics. The company’s broad portfolio of power and signal management, logic, discrete and custom devices helps customers effectively solve their design challenges in automotive, communications, computing, consumer, industrial, LED lighting, medical, military/aerospace and power applications. ON Semiconductor operates a world-class, value-added supply chain and a network of manufacturing facilities, sales offices and design centers in key markets throughout North America, Europe, and the Asia Pacific regions.

# # #

ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders.

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included or incorporated in this document could be deemed forward-looking statements, particularly statements about the future financial performance of ON Semiconductor. These forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” or “anticipates,” or by discussions of strategy, plans or intentions. All forward-looking statements in this document are made based on information available to us as of the date of this release, our current expectations, forecasts and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. Among these factors are our revenues and operating expenses, poor economic conditions and markets (including current credit and financial conditions), effects of exchange rate fluctuations, the cyclical nature of the semiconductor industry, changes in demand for our products, changes in inventories at our customers and distributors, technological and product development risks, enforcement and protection of our intellectual property rights and related risks, availability of raw materials, electricity, gas, water and other supply chain uncertainties, our ability to effectively shift production to other facilities in order to maintain supply continuity for our customers, variable demand and the aggressive pricing environment for semiconductor products, our ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality for our current products, competitor actions including the adverse impact of competitor product announcements, pricing and gross profit pressures, loss of key customers, order cancellations or reduced bookings, changes in manufacturing yields, control of costs and expenses and realization of cost savings from restructurings (including the voluntary retirement program for employees in our SANYO Semiconductor Products Group) and synergies, significant litigation, risks associated with decisions to expend cash reserves for various uses such as debt prepayment, stock repurchases or acquisitions rather than to retain such cash for future needs, risks associated with acquisitions and dispositions (including from integrating and consolidating, and timely filing financial information with the Securities and Exchange Commission (“SEC”) for acquired businesses and difficulties encountered in accurately predicting the future financial performance of acquired businesses) risks associated with our substantial leverage and restrictive covenants in our debt agreements from time to time, risks associated with our worldwide operations including foreign employment and labor matters associated with unions and collective bargaining arrangements as well as man-made and/or natural disasters such as the flooding in Thailand or the Japan earthquake and tsunami affecting our operations and finances/financials, the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally, risks and costs associated with increased and new regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act of 2002), risks related to new legal requirements and risks involving environmental or other governmental regulation. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in ON Semiconductor’s 2011 Annual Report on Form 10-K filed with the SEC on February 22, 2012, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of our filings with the SEC. If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline, and investors could lose all or part of their investment. Readers are cautioned not to place undue reliance on forward-looking statements. These forward-looking statements should not be relied upon as representing our views as of any subsequent date and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

###